UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 17, 2017

SURNA INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54286	27-3911608
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1780 55th Street, Suite C

Boulder, Colorado 80301

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 993-5271

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

A. Resignation of A. Trent Doucet as Chief Executive Officer, President and Director

On August 17, 2017, A. Trent Doucet notified the Board of Directors (the “Board”) of Surna Inc. (the “Company”) of his resignation as the Company’s Chief Executive Officer and President and as a member of the Board effective August 17, 2017. Mr. Doucet’s resignation was a personal decision and was not the result of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

On August 17, 2017, the Company and Mr. Doucet entered into an employment agreement pursuant to which Mr. Doucet will continue his employment as the Company’s Vice President Business Development – West Coast, a non-executive officer position. Mr. Doucet will focus his efforts and use his industry knowledge to assist the Company in developing the significant market opportunities resulting from the recent legalization of cannabis for recreational use in in the State of California. The initial term of the employment commences on August 17, 2017 and continues until March 31, 2018. The employment agreement may be extended beyond the initial term upon the mutual agreement of the Company and Mr. Doucet.

On August 17, 2017, the Board also granted Mr. Doucet a total of 9,000,000 restricted stock units, which vest in twelve (12) equal installments (750,000 restricted stock units per installment) commencing on the first business day of January 2018 and continuing on the first business day of each of the next eleven (11) calendar months, provided that Mr. Doucet is employed by the Company on such vesting date or, if the initial term under the employment agreement has expired, Mr. Doucet has not materially breached any non-competition, non-solicitation and other post-termination of employment obligations.

B. Appointment of New Executive Officers

1. Chris Bechtel Appointed Chief Executive Officer and President

On August 17, 2017, Mr. Bechtel was appointed by the Board to serve as the Company’s Chief Executive Officer and President until his resignation or earlier termination or other removal therefrom. Mr. Bechtel will continue to serve as a director of the Company but, since he will longer be an “independent director” as such term is defined in Rule 5605(a)(2) of the NASDAQ Stock Market, Mr. Bechtel will no longer receive compensation under the Company’s independent director compensation plan. The Board has not established a compensation plan for Mr. Bechtel for his services as the Company’s Chief Executive Officer and President, but the Board intends to do so on or prior to the next regular meeting of the Board to be held in November 2017.

There were no arrangements or understandings between Mr. Bechtel and the Company or any other persons to which Mr. Bechtel was appointed as the Company’s Chief Executive Officer and President.

2. Paul C. Kelly Appointed Chief Financial Officer and Treasurer

On August 17, 2017, Paul C. Kelly was appointed by the Board to serve as the Company’s Chief Financial Officer and Treasurer until his resignation or earlier termination or other removal therefrom. In connection with this appointment, the Company and Mr. Kelly entered into an employment agreement. During the initial term of the employment, which commences on August 17, 2017 and continues until March 31, 2018, Mr. Kelly will receive a monthly salary of $21,667. In the event Mr. Kelly’s employment is terminated by the Company during the initial term without cause, Mr. Kelly will be entitled to receive his monthly salary through the end of the initial term. Following the initial term, the employment agreement may be extended for additional one year periods, upon terms and conditions mutually agreeable to the Company and Mr. Kelly Parties in writing.

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There were no arrangements or understandings between Mr. Kelly and the Company or any other persons to which Mr. Kelly was appointed as the Company’s Chief Financial Officer and Treasurer.

Biographical and other information for Mr. Kelly is set forth below.

Mr. Kelly (age 62) has over 30 years of senior financial experience including significant experience with both emerging and larger companies. He has provided financial and transactional services to emerging companies including: strategic and business planning, debt and equity financing, government contracting, accounting and IT systems analysis, operations and supply chain management, financial planning, program management, and other senior management services.

Since 2004, Mr. Kelly has been a consultant to numerous smaller private companies, mostly in fractional or interim Chief Financial Officer, Controller, and other senior financial and accounting roles, at the following companies: Wave Solar Technologies, Inc. (2016 to 2017); Bluenergy Solar Wind, LLC (2015 to 2017); Novinda, Inc. (2011 to 2014); ION Engineering (2012 to 2015), Anzode, Inc. (2010 to 2014); and Firefly Energy, Inc. (2004 to 2008).

Mr. Kelly was the Chief Financial Officer, Treasurer and Secretary of Visual Products Corporation (“VPC”) from 2001 to 2004. VPC was a private equity-backed manufacturing roll-up in the highly fragmented sign industry. In addition, Mr. Kelly was Chief Financial Officer of Bolder Technologies Corporation (“Bolder”) from 2000 to 2002. Bolder was an advanced energy storage company that manufactured high power rechargeable battery products for consumer and backup power applications. He also served as the Executive Vice President, Chief Financial Officer and Secretary of CET Environmental Services, Inc. in 1999. Both Bolder and CET Environmental Services, Inc. were public companies listed on the NASDAQ exchange. Mr. Kelly was the VP Finance for Technology Management Advisors from 1997 to 1999, a boutique venture capital firm specializing in early-stage investments in the advanced materials and industrial products sectors.

From 1985 through 1997, Mr. Kelly was employed by the Adolph Coors Company and its affiliated companies in various senior financial management positions including the Controller for the Membrane Separations and Engine Components Unit of Golden Technologies Company. Mr. Kelly was also the Director of Strategic Planning and Finance for the Coors Advanced Electronics Group and began his career at Coors as the Internal Audit Manager at the parent company. Prior to that, Mr. Kelly was employed as an Audit Manager at PricewaterhouseCoopers.

A Certified Public Accountant, Mr. Kelly earned a BS in Accounting from Eastern Michigan University and a Masters in Accounting from Colorado State University.

C. Vacancy on Board of Directors

The vacancy on the Board created by Mr. Doucet’s resignation as a member of the Board will not be filled until such time as the Board has identified a qualified candidate to fill such vacancy and who otherwise meets the qualifications as an “independent director” of the Company.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on August 17, 2017 announcing the resignation of Mr. Doucet as the Company’s Chief Executive Officer and President and as a member of the Board, the appointment of Mr. Bechtel as the Company’s Chief Executive Officer and President, the appointment of Mr. Kelly as the Company’s Chief Financial Officer and Treasurer, and other business matters. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by this reference.

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Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 17, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2017	SURNA INC.

	By:	/s/ Chris Bechtel
Chris Bechtel
President and Chief Executive Officer

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